As filed with the Securities and Exchange Commission on July 3, 2025

Registration Nos. 333-189708

333-207334

333-259492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4 on Form S-8 to Form S-4 Registration Statement No. 333-189708

Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement No. 333-207334

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-259492

Under

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

626 Washington Place

Pittsburgh, Pennsylvania 15219

(800) 555-5455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F.N.B. Corporation/PVF Capital Corp. 1996 Incentive Stock Option Plan

F.N.B. Corporation/PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan

F.N.B. Corporation/PVF Capital Corp. 2008 Equity Incentive Plan

F.N.B. Corporation/PVF Capital Corp. 2010 Equity Incentive Plan

F.N.B. Corporation/Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan

F.N.B. Corporation/Metro Bancorp, Inc. 2011 Directors Stock Option Plan

F.N.B. Corporation/Metro Bancorp, Inc. Amended 2001 Directors Stock Option Plan

F.N.B. Corporation/Howard Bancorp, Inc. 2013 Equity Incentive Plan

(Full Titles of the Plans)

Vincent J. Delie, Jr.

President and Chief Executive Officer

F.N.B. Corporation

626 Washington Place

Pittsburgh, Pennsylvania 15219

(800) 555-5455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following registration statements of F.N.B. Corporation (the “Corporation” and such registration statements, collectively, the “Registration Statements”):

•	Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on October 22, 2013 (Registration No. 333-189708), pertaining to 201,371 shares of common stock of F.N.B. Corporation, par value $0.01 per share (the “Common Stock”) issuable under the F.N.B. Corporation/PVF Capital Corp. 1996 Incentive Stock Option Plan, the F.N.B. Corporation/PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan, the F.N.B. Corporation/PVF Capital Corp. 2008 Equity Incentive Plan and the F.N.B. Corporation/PVF Capital Corp. 2010 Equity Incentive Plan;

•	Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on February 24, 2016 (Registration No. 333-207334), pertaining to 130,057 shares of Common Stock issuable under the F.N.B. Corporation/Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, the F.N.B. Corporation/Metro Bancorp, Inc. 2011 Directors Stock Option Plan and the F.N.B. Corporation/Metro Bancorp, Inc. Amended 2001 Directors Stock Option Plan; and

•	Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on January 28, 2022 (Registration No. 333-259492), pertaining to 89,696 shares of Common Stock issuable under the F.N.B. Corporation/Howard Bancorp, Inc. 2013 Equity Incentive Plan.

In accordance with the undertakings contained in the Registration Statements, the Corporation hereby files these Post-Effective Amendments to remove from registration the securities that had been registered for issuance pursuant to the Registration Statements and that remain unsold at the termination of their offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements of Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 3, 2025.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.